Exhibit 99

CBS CORPORATION REPORTS RECORD RESULTS FOR THE

2012 FOURTH QUARTER AND FULL YEAR

Fourth Quarter Revenue of $3.7 Billion, Up 2%

Fourth Quarter Adjusted OIBDA of $866 Million, Up 6%

Fourth Quarter Operating Income of $726 Million, Up 12%

Fourth Quarter Adjusted Diluted EPS of $.64, Up 14%; Diluted EPS of $.62, Up 19%

NEW YORK, February 14, 2013 – CBS Corporation (NYSE: CBS.A and CBS) today reported results for the fourth quarter and full year ended December 31, 2012.

“CBS has turned in another quarter of exceptional performance, capping off another terrific year,” said Sumner Redstone, Executive Chairman, CBS Corporation. “Our results today speak to the strength of our strategy—producing and distributing great content and monetizing it over and over again. I am confident that Leslie and his team will continue to capitalize on all of the opportunities we have before us this year and beyond.”

“CBS had a record year in 2012, as well as a record fourth quarter, and the momentum is building for an even better 2013,” said Leslie Moonves, President and Chief Executive Officer, CBS Corporation. “Advertising revenue is growing, and our revenue from non-advertising sources continues to grow even faster. This includes new recently signed streaming, retransmission consent, and reverse compensation deals as well as ongoing strength in domestic and international syndication sales. Meanwhile, the confidence and visibility we have in our operations, along with the strategic actions we’re pursuing at CBS Outdoor, have allowed us to announce today that we are accelerating the pace of our share repurchase program by another billion dollars. Going forward, returning value to our shareholders will continue to be a top priority for us. We feel very good about our future, and we are very encouraged by the strength of our core businesses and the increasing premium we are able to command for our content.”

Fourth Quarter 2012 Results

The Company set fourth quarter records in the following key metrics:

•                 Adjusted operating income before depreciation and amortization (“OIBDA”) of $866 million

•                 Operating income of $726 million

•                 Adjusted diluted earnings per share from continuing operations of $.64

•                 Diluted earnings per share from continuing operations of $.62

Revenues of $3.70 billion for the fourth quarter of 2012 increased 2% from $3.61 billion in the same prior-year period. This growth was led by a 3% increase in advertising revenues, which reflects higher political and network advertising. Affiliate and subscription fee revenues rose 9%, driven by growth at Cable Networks, as well as higher retransmission revenues and fees from CBS Network affiliated television stations. Content licensing and distribution revenues were down 7%, primarily from the timing of streaming revenues.

Adjusted OIBDA of $866 million increased 6% in the fourth quarter of 2012 from $814 million for the same prior-year period. Operating income of $726 million increased 12% in the fourth quarter of 2012 from $647 million in the fourth quarter of 2011. The growth in adjusted OIBDA and operating income was primarily driven by the higher revenues.

Adjusted net earnings from continuing operations were $414 million for the fourth quarter of 2012, or $.64 per diluted share, up from $377 million, or $.56 per diluted share, for the same prior-year period. Reported net earnings from continuing operations were $403 million for the fourth quarter of 2012, or $.62 per diluted share, up from $351 million, or $.52 per diluted share, for last year’s fourth quarter. The increase in diluted earnings per share reflected the operating income growth, lower interest expense as a result of the Company’s 2012 debt refinancing, and lower weighted average shares outstanding as a result of the Company’s ongoing share repurchase program.

Adjusted OIBDA and adjusted net earnings from continuing operations in the fourth quarter of 2012 exclude $19 million of restructuring charges, primarily for the reorganization of certain business operations and early contract termination costs. The Company will begin to see recurring cost savings related to these actions in 2013. In the fourth quarter of 2011, restructuring charges were $43 million.

In addition, during the first quarter of 2013, the Company announced a pair of strategic initiatives at its outdoor advertising business. In the fourth quarter of 2012, the Company began the process of converting its outdoor business in the Americas into a real estate investment trust (“REIT”), and initiated a plan to divest its outdoor advertising business in Europe and Asia. As a result, the Company’s outdoor advertising business in Europe and Asia has been classified as held-for-sale, and its results have been presented as a discontinued operation for all periods presented.

Reconciliations of non-GAAP measures to reported results are included at the end of this earnings release.

Full Year 2012 Results

In 2012, the Company set new records in the following key metrics:

•                 Revenues of $14.09 billion

•                 Adjusted OIBDA of $3.49 billion

•                 Operating income of $2.98 billion

•                 Adjusted diluted earnings per share from continuing operations of $2.55

•                 Diluted earnings per share from continuing operations of $2.48

Full year 2012 revenues of $14.09 billion rose 3% from $13.64 billion in 2011 with increases in each of the Company’s major revenue streams. The growth was led by higher content licensing and distribution revenues, which were up 7%, driven by licensing agreements for digital streaming and higher domestic and international syndication sales. Affiliate and subscription fee revenues increased 9%, reflecting growth at Cable Networks as well as higher retransmission revenues and fees from CBS Network affiliated television stations. Advertising revenues grew 1%, mainly driven by higher political advertising associated with the U.S. Presidential election.

Adjusted OIBDA of $3.49 billion in 2012 increased 10% from $3.16 billion in 2011. Operating income of $2.98 billion increased 14% from $2.62 billion in 2011, and the operating income margin rose two percentage points, to 21%. The adjusted OIBDA and operating income growth and margin expansion were primarily driven by increases in high-margin revenue streams and larger profits on television licensing revenues.

Adjusted net earnings from continuing operations in 2012 were $1.68 billion, or $2.55 per diluted share, up from $1.42 billion, or $2.08 per diluted share, for 2011. Reported net earnings from continuing operations for 2012 were $1.63 billion, or $2.48 per diluted share, up from $1.39 billion, or $2.04 per diluted share, for 2011. The increase in diluted earnings per share reflected the operating income growth, lower interest expense because of the Company’s 2012 debt refinancing, and lower weighted average shares outstanding as a result of the Company’s share repurchase program.

Adjusted OIBDA and adjusted net earnings from continuing operations for 2012 exclude a noncash impairment charge of $11 million relating to radio station divestitures, restructuring charges of $19 million, and a pretax net loss on early extinguishment of debt of $32 million. For 2011, adjusted OIBDA and adjusted net earnings from continuing operations exclude restructuring charges of $43 million.

Reconciliations of non-GAAP measures to reported results are included at the end of this earnings release.

Free Cash Flow, Balance Sheet and Liquidity

Free cash flow was $199 million for the fourth quarter of 2012, compared with an outflow of $42 million for the fourth quarter a year ago. Each of these periods included $200 million of discretionary pension contributions. For the 2012 full year, free cash flow was $1.57 billion compared with $1.59 billion in 2011. The Company generated cash flow from operating activities from continuing operations of $1.82 billion for 2012 versus $1.83 billion for 2011, reflecting increased investment in content and higher income tax payments, offset by lower discretionary pension contributions in 2012.

In the fourth quarter of 2012, the Company repurchased 8.5 million shares of CBS Corp. Class B Common Stock for $299 million. For the 2012 full year, the Company repurchased 35.5 million shares for $1.17 billion, at an average cost of $33 per share.  Since the inception of the share repurchase program in January 2011 through December 31, 2012, the Company has repurchased 77.7 million shares of its Class B Common Stock for $2.19 billion, at an average cost of $28 per share, leaving $2.51 billion of authorization remaining at December 31, 2012.

In addition, the Company separately announced today a plan to accelerate its share repurchase program by $1 billion in 2013.

At December 31, 2012, the Company’s debt outstanding was $5.92 billion, and its cash balance was $708 million, which was $48 million higher than December 31, 2011.

Consolidated and Segment Results (dollars in millions)

The tables below present the Company’s revenues by segment and type as well as its segment operating income (loss) before depreciation and amortization, restructuring charges and impairment charges (“Segment OIBDA”) and operating income (loss) by segment for the three and twelve months ended December 31, 2012, and 2011. Reconciliations of all non-GAAP measures to reported results are included at the end of this earnings release.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues by Segment	2012	2011	2012	2011
Entertainment	$1,989	$1,995	$7,694	$7,457
Cable Networks	438	395	1,772	1,621
Publishing	215	229	790	787
Content Group	2,642	2,619	10,256	9,865
Local Broadcasting	787	721	2,774	2,689
Outdoor Americas	340	342	1,296	1,286
Local Group	1,127	1,063	4,070	3,975
Eliminations	(71)	(70)	(237)	(203)
Total Revenues	$3,698	$3,612	$14,089	$13,637

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues by Type	2012	2011	2012	2011
Advertising	$2,415	$2,336	$8,459	$8,399
Content licensing and distribution	704	753	3,468	3,236
Affiliate and subscription fees	505	465	1,921	1,762
Other	74	58	241	240
Total Revenues	$3,698	$3,612	$14,089	$13,637

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Segment OIBDA	2012	2011	2012	2011
Entertainment	$328	$318	$1,549	$1,431
Cable Networks	185	175	811	707
Publishing	31	28	89	92
Content Group	544	521	2,449	2,230
Local Broadcasting	325	266	957	849
Outdoor Americas	94	108	378	380
Local Group	419	374	1,335	1,229
Corporate	(97)	(81)	(296)	(302)
Adjusted OIBDA	866	814	3,488	3,157
Restructuring charges	(19)	(43)	(19)	(43)
Impairment charges	—	—	(11)	—
Total OIBDA	$847	$771	$3,458	$3,114

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Operating Income (Loss)	2012	2011	2012	2011
Entertainment	$280	$235	$1,381	$1,231
Cable Networks	176	169	785	684
Publishing	27	25	80	83
Content Group	483	429	2,246	1,998
Local Broadcasting	295	242	848	750
Outdoor Americas	52	64	209	197
Local Group	347	306	1,057	947
Corporate	(104)	(88)	(320)	(326)
Total Operating Income	$726	$647	$2,983	$2,619

Entertainment (CBS Television Network, CBS Television Studios, CBS Global Distribution Group, CBS Films, and CBS Interactive)

Entertainment revenues of $1.99 billion for the fourth quarter of 2012 were even with the same prior-year period. Higher advertising revenues and growth in network affiliation fees were offset by lower television license fee revenues as the fourth quarter of 2011 benefited from the initial streaming sale of The CW content. Network advertising revenues increased despite the impact of pre-emptions for the presidential debates and election night coverage.

Entertainment OIBDA for the fourth quarter of 2012 increased 3% to $328 million from $318 million in the same prior-year period, principally reflecting a more profitable mix of revenues. Operating income includes restructuring charges of $7 million in 2012 and $40 million in 2011.

Cable Networks (Showtime Networks, CBS Sports Network, and Smithsonian Networks)

Cable Networks revenues for the fourth quarter of 2012 increased 11% to $438 million from $395 million for the same prior-year period. The growth was driven by higher affiliate revenues, which reflect increases in rates and subscriptions at Showtime Networks (which includes Showtime, The Movie Channel, and Flix), CBS Sports Network, and Smithsonian Networks, as well as an increase in revenues from the licensing of Showtime original series.

Cable Networks OIBDA for the fourth quarter of 2012 increased 6% to $185 million from $175 million in the same prior-year period primarily reflecting revenue growth, which was partially offset by higher costs from the timing of theatrical and original programming.

Publishing (Simon & Schuster)

Publishing revenues for the fourth quarter of 2012 decreased 6% to $215 million from $229 million for the same prior-year period as strong growth in digital book sales was more than offset by lower print book sales. Digital book sales increased 24% from the same prior-year period and represented 24% of total Publishing revenues for the fourth quarter of 2012. Best-selling titles in the fourth quarter included The Last Man by Vince Flynn and Proof of Heaven by Eben Alexander.

Publishing OIBDA for the fourth quarter of 2012 increased $3 million to $31 million from the same prior-year period, principally driven by lower expenses resulting from the growth in more profitable digital book sales as a percentage of total revenues. Operating income includes restructuring charges of $3 million for the fourth quarter of 2012 and $2 million for the same prior-year period.

Local Broadcasting (CBS Television Stations and CBS Radio)

Local Broadcasting revenues for the fourth quarter of 2012 increased 9% to $787 million from $721 million for the same prior-year period, reflecting higher political advertising and retransmission revenues. CBS Television Stations revenues increased 17%, while CBS Radio revenues were up 1%.

Local Broadcasting OIBDA for the fourth quarter of 2012 increased 22% to $325 million from $266 million for the same prior-year period, primarily driven by the revenue growth. Operating income for the fourth quarter of 2012 includes restructuring charges of $8 million.

Outdoor Americas (CBS Outdoor)

Outdoor Americas revenues for the fourth quarter of 2012 decreased slightly to $340 million from $342 million for the same prior-year period, reflecting lower revenues in Canada as a result of the nonrenewal of the Toronto transit contract. Revenues in the United States increased 3%, driven by growth in the U.S. billboards and displays businesses.

Outdoor Americas OIBDA for the fourth quarter of 2012 decreased 13% to $94 million from $108 million for the same prior-year period, with the entire decrease attributable to the negative outcome of a dispute over a billboard tax that has been imposed on the outdoor advertising industry in Toronto, including a one-time retroactive payment. Operating income for the fourth quarter of 2011 includes restructuring charges of $1 million.

Corporate

Corporate expenses before depreciation for the fourth quarter of 2012 increased $16 million to $97 million from the same prior-year period, reflecting higher stock-based compensation costs associated with the increase in the Company’s stock price, which was partially offset by lower pension and postretirement benefit costs. These lower costs primarily reflect the benefit from pre-funding pension plans in 2011 and lower pension-related interest cost associated with retirees.

About CBS Corporation

CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand – “the Eye” – one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, radio, local TV, film, outdoor advertising, and interactive and socially responsible media. CBS’s businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), Showtime Networks, CBS Sports Network, Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS Radio, CBS Outdoor, CBS Television Studios, CBS Global Distribution Group, CBS Interactive, CBS Consumer Products, CBS Home Entertainment, CBS Films and CBS EcoMedia. For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions generally; changes in the public acceptance of the Company’s programming; changes in technology and its effect on competition in the Company’s markets; changes in the Federal Communications laws and regulations; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s programming; the inability to obtain the requisite regulatory approvals and changes in legislation, tax rules or market conditions, which could adversely impact timing and the ability to consummate or achieve the benefits of transactions involving the Company’s Outdoor business; the inability to divest the Company’s Outdoor operations in Europe and Asia on terms that the Company finds acceptable; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission including but not limited to the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document, and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Executive Vice President, Corporate Communications	Executive Vice President, Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	Jessica Kourakos
Executive Vice President of Communications	Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	jessica.kourakos@cbs.com

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Revenues	$3,698	$3,612	$14,089	$13,637

Operating income	726	647	2,983	2,619

Interest expense	(94)	(106)	(402)	(435)
Interest income	2	2	6	6
Net loss on early extinguishment of debt	—	—	(32)	—
Other items, net	1	(7)	6	(11)
Earnings from continuing operations before income taxes	635	536	2,561	2,179

Provision for income taxes	(227)	(186)	(892)	(751)
Equity in earnings (loss) of investee companies, net of tax	(5)	1	(35)	(37)
Net earnings from continuing operations	403	351	1,634	1,391

Net earnings (loss) from discontinued operations	(10)	19	(60)	(86)
Net earnings	$393	$370	$1,574	$1,305

Basic net earnings (loss) per common share:
Net earnings from continuing operations	$.64	$.54	$2.55	$2.09
Net earnings (loss) from discontinued operations	$(.02)	$.03	$(.09)	$(.13)
Net earnings	$.62	$.57	$2.45	$1.97

Diluted net earnings (loss) per common share:
Net earnings from continuing operations	$.62	$.52	$2.48	$2.04
Net earnings (loss) from discontinued operations	$(.02)	$.03	$(.09)	$(.13)
Net earnings	$.60	$.55	$2.39	$1.92

Weighted average number of common shares outstanding:
Basic	634	653	642	664
Diluted	650	669	659	681

Dividends per common share	$.12	$.10	$.44	$.35

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	At	At
	December 31, 2012	December 31, 2011

Assets

Cash and cash equivalents	$708	$660
Receivables, net	3,137	3,086
Programming and other inventory	859	735
Prepaid expenses and other current assets	1,016	1,068
Total current assets	5,720	5,549
Property and equipment	4,988	4,880
Less accumulated depreciation and amortization	2,717	2,508
Net property and equipment	2,271	2,372
Programming and other inventory	1,582	1,496
Goodwill	8,567	8,571
Intangible assets	6,515	6,521
Other assets	1,811	1,711
Total Assets	$26,466	$26,220

Liabilities and Stockholders’ Equity

Accounts payable	$386	$324
Participants’ share and royalties payable	953	938
Program rights	455	577
Current portion of long-term debt	18	24
Accrued expenses and other current liabilities	2,129	2,074
Total current liabilities	3,941	3,937
Long-term debt	5,904	5,958
Other liabilities	6,408	6,417
Total Stockholders’ Equity	10,213	9,908
Total Liabilities and Stockholders’ Equity	$26,466	$26,220

CBS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Twelve Months Ended
	December 31,
	2012	2011

Operating Activities:
Net earnings	$1,574	$1,305
Less: Net loss from discontinued operations	(60)	(86)
Net earnings from continuing operations	1,634	1,391
Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities:
Depreciation and amortization	475	495
Impairment charges	11	—
Stock-based compensation	153	139
Redemption of debt	(28)	—
Equity in loss of investee companies, net of tax and distributions	52	50
Change in assets and liabilities, net of investing and financing activities	(478)	(243)
Net cash flow provided by operating activities from continuing operations	1,819	1,832
Net cash flow used for operating activities from discontinued operations	(4)	(83)
Net cash flow provided by operating activities	1,815	1,749
Investing Activities:
Acquisitions, net of cash acquired	(146)	(75)
Capital expenditures	(254)	(245)
Investments in and advances to investee companies	(91)	(79)
Proceeds from sale of investments	13	12
Proceeds from dispositions	49	18
Net cash flow used for investing activities from continuing operations	(429)	(369)
Net cash flow used for investing activities from discontinued operations	(22)	(20)
Net cash flow used for investing activities	(451)	(389)
Financing Activities:
Proceeds from issuance of notes	1,566	—
Repayment of notes and debentures	(1,583)	—
Payment of capital lease obligations	(19)	(19)
Payment of contingent consideration	(33)	—
Dividends	(276)	(206)
Purchase of Company common stock	(1,137)	(1,012)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(105)	(82)
Proceeds from exercise of stock options	168	72
Excess tax benefit from stock-based compensation	103	72
Other financing activities	—	(5)
Net cash flow used for financing activities	(1,316)	(1,180)
Net increase in cash and cash equivalents	48	180
Cash and cash equivalents at beginning of year	660	480
Cash and cash equivalents at end of year	$708	$660

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; in millions)

Segment Operating Income (Loss) Before Depreciation and Amortization (“OIBDA”) and Adjusted OIBDA

The Company presents Segment OIBDA as the primarily measure of profit and loss for its operating segments in accordance with FASB guidance for segment reporting.

The following tables set forth the Company’s OIBDA and Adjusted OIBDA, for the three and twelve months ended December 31, 2012 and 2011. The Company defines OIBDA as net earnings (loss) adjusted to exclude the following line items presented in its Consolidated Statements of Operations: Net earnings (loss) from discontinued operations; Equity in earnings (loss) of investee companies, net of tax; Provision for income taxes; Other items, net; Net loss on early extinguishment of debt; Interest income; Interest expense; and Depreciation and amortization. The Company defines “Adjusted OIBDA” as OIBDA excluding impairment and restructuring charges. For each individual operating segment, Adjusted OIBDA is also known as “Segment OIBDA”.

The Company uses Adjusted OIBDA (or Segment OIBDA for each segment), as well as Adjusted OIBDA margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance because they provide a link between profitability and operating cash flow. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve investors’ understanding of the Company’s operating performance, and make it easier for investors to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these are among the primary measures used externally by the Company’s investors, analysts and industry peers for purposes of valuation and for the comparison of the Company’s operating performance to other companies in its industry.

Because Adjusted OIBDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, net earnings (loss) as an indicator of operating performance. Adjusted OIBDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted OIBDA excludes certain financial information that is included in net earnings (loss), the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliations of Adjusted OIBDA to operating income and net earnings (loss), the most directly comparable amounts reported under GAAP. In addition, the following tables also provide reconciliations of Segment OIBDA for each segment to such segment’s operating income (loss).

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions)

Three Months Ended December 31, 2012
	Adjusted	Depreciation	Restructuring	Operating
	OIBDA	and Amortization	Charges	Income (Loss)
Entertainment	$328	$(41)	$(7)	$280
Cable Networks	185	(9)	—	176
Publishing	31	(1)	(3)	27
Content Group	544	(51)	(10)	483
Local Broadcasting	325	(22)	(8)	295
Outdoor Americas	94	(42)	—	52
Local Group	419	(64)	(8)	347
Corporate	(97)	(6)	(1)	(104)
Total	$866	$(121)	$(19)	$726
Margin (a)	23%			20%

Three Months Ended December 31, 2011
	Adjusted	Depreciation	Restructuring	Operating
	OIBDA	and Amortization	Charges	Income (Loss)
Entertainment	$318	$(43)	$(40)	$235
Cable Networks	175	(6)	—	169
Publishing	28	(1)	(2)	25
Content Group	521	(50)	(42)	429
Local Broadcasting	266	(24)	—	242
Outdoor Americas	108	(43)	(1)	64
Local Group	374	(67)	(1)	306
Corporate	(81)	(7)	—	(88)
Total	$814	$(124)	$(43)	$647
Margin (a)	23%			18%

	Three Months Ended December 31,
	2012	2011
Adjusted OIBDA	$866	$814
Restructuring charges	(19)	(43)
Total OIBDA	847	771
Depreciation and amortization	(121)	(124)
Operating income	726	647
Interest expense	(94)	(106)
Interest income	2	2
Other items, net	1	(7)
Earnings from continuing operations before income taxes	635	536
Provision for income taxes	(227)	(186)
Equity in earnings (loss) of investee companies, net of tax	(5)	1
Net earnings from continuing operations	403	351
Net earnings (loss) from discontinued operations	(10)	19
Net earnings	$393	$370

(a)           Margin is defined as Adjusted OIBDA or operating income, as applicable, divided by revenues.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions)

Twelve Months Ended December 31, 2012
	Adjusted	Depreciation	Impairment	Restructuring	Operating
	OIBDA	and Amortization	Charges	Charges	Income (Loss)
Entertainment	$1,549	$(161)	$—	$(7)	$1,381
Cable Networks	811	(26)	—	—	785
Publishing	89	(6)	—	(3)	80
Content Group	2,449	(193)	—	(10)	2,246
Local Broadcasting	957	(90)	(11)	(8)	848
Outdoor Americas	378	(169)	—	—	209
Local Group	1,335	(259)	(11)	(8)	1,057
Corporate	(296)	(23)	—	(1)	(320)
Total	$3,488	$(475)	$(11)	$(19)	$2,983
Margin (a)	25%				21%

Twelve Months Ended December 31, 2011
	Adjusted	Depreciation	Impairment	Restructuring	Operating
	OIBDA	and Amortization	Charges	Charges	Income (Loss)
Entertainment	$1,431	$(160)	$—	$(40)	$1,231
Cable Networks	707	(23)	—	—	684
Publishing	92	(7)	—	(2)	83
Content Group	2,230	(190)	—	(42)	1,998
Local Broadcasting	849	(99)	—	—	750
Outdoor Americas	380	(182)	—	(1)	197
Local Group	1,229	(281)	—	(1)	947
Corporate	(302)	(24)	—	—	(326)
Total	$3,157	$(495)	$—	$(43)	$2,619
Margin (a)	23%				19%

	Twelve Months Ended December 31,
	2012	2011
Adjusted OIBDA	$3,488	$3,157
Impairment charges	(11)	—
Restructuring charges	(19)	(43)
Total OIBDA	3,458	3,114
Depreciation and amortization	(475)	(495)
Operating income	2,983	2,619
Interest expense	(402)	(435)
Interest income	6	6
Net loss on early extinguishment of debt	(32)	—
Other items, net	6	(11)
Earnings from continuing operations before income taxes	2,561	2,179
Provision for income taxes	(892)	(751)
Equity in loss of investee companies, net of tax	(35)	(37)
Net earnings from continuing operations	1,634	1,391
Net loss from discontinued operations	(60)	(86)
Net earnings	$1,574	$1,305

(a)           Margin is defined as Adjusted OIBDA, or operating income, as applicable, divided by revenues.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions)

Free Cash Flow

The Company defines free cash flow as its net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations and less capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.

Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.

As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings (loss) as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow.

The following table presents a reconciliation of the Company’s net cash flow provided by operating activities to free cash flow:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net cash flow provided by operating activities	$335	$69	$1,815	$1,749
Capital expenditures	(115)	(105)	(254)	(245)
Exclude operating cash flow from discontinued operations	21	6	(4)	(83)
Free cash flow	$199	$(42)	$1,565	$1,587

The following table presents a summary of the Company’s cash flows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net cash flow provided by operating activities	$335	$69	$1,815	$1,749
Net cash flow used for investing activities	$(232)	$(140)	$(451)	$(389)
Net cash flow used for financing activities	$(342)	$(216)	$(1,316)	$(1,180)

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions, except per share amounts)

2012 and 2011 Adjusted Results

The following tables reconcile adjusted financial results to the reported results included in this earnings release. The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, provides a clearer perspective on the current underlying performance of the Company, and adjusting each period’s results on the same basis makes it easier to compare the Company’s year-over-year results.

	Three Months Ended December 31, 2012
	2012	Restructuring	2012
	Reported	Charges (a)	Adjusted
Revenues	$3,698	$—	$3,698
OIBDA	847	19	866
OIBDA margin (b)	23%		23%

Operating income	726	19	745
Interest expense	(94)	—	(94)
Interest income	2	—	2
Other items, net	1	—	1
Earnings from continuing operations before income taxes	635	19	654
Provision for income taxes	(227)	(8)	(235)
Effective income tax rate	36%		36%

Equity in loss of investee companies, net of tax	(5)	—	(5)
Net earnings from continuing operations	$403	$11	$414
Diluted EPS from continuing operations	$.62	$.02	$.64
Diluted weighted average number of common shares outstanding	650		650

	Three Months Ended December 31, 2011
	2011	Restructuring	2011
	Reported	Charges (c)	Adjusted
Revenues	$3,612	$—	$3,612
OIBDA	771	43	814
OIBDA margin (b)	21%		23%

Operating income	647	43	690
Interest expense	(106)	—	(106)
Interest income	2	—	2
Other items, net	(7)	—	(7)
Earnings from continuing operations before income taxes	536	43	579
Provision for income taxes	(186)	(17)	(203)
Effective income tax rate	35%		35%

Equity in earnings of investee companies, net of tax	1	—	1
Net earnings from continuing operations	$351	$26	$377
Diluted EPS from continuing operations	$.52	$.04	$.56
Diluted weighted average number of common shares outstanding	669		669

(a)	Restructuring charges at Entertainment, Publishing, Local Broadcasting and Corporate primarily for the reorganization of certain business operations and early contract termination costs.
(b)	OIBDA margin is defined as OIBDA or Adjusted OIBDA divided by revenues.
(c)	Restructuring charges at Entertainment, Publishing and Outdoor Americas primarily associated with the relocation and closure of certain business activities and other exit costs.

CBS CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)

(Unaudited; in millions, except per share amounts)

	Twelve Months Ended December 31, 2012
	2012	Impairment	Restructuring	Extinguishment	2012
	Reported	Charges (a)	Charges (b)	of Debt	Adjusted
Revenues	$14,089	$—	$—	$—	$14,089
OIBDA	3,458	11	19	—	3,488
OIBDA margin (c)	25%				25%

Operating income	2,983	11	19	—	3,013
Interest expense	(402)	—	—	—	(402)
Interest income	6	—	—	—	6
Loss on early extinguishment of debt	(32)	—	—	32	—
Other items, net	6	—	—	—	6
Earnings from continuing operations before income taxes	2,561	11	19	32	2,623
Provision for income taxes	(892)	3	(8)	(13)	(910)
Effective income tax rate	35%				35%

Equity in loss of investee companies, net of tax	(35)	—	—	—	(35)
Net earnings from continuing operations	$1,634	$14	$11	$19	$1,678
Diluted EPS from continuing operations	$2.48	$.02	$.02	$.03	$2.55
Diluted weighted average number of common shares outstanding	659				659

	Twelve Months Ended December 31, 2011
	2011	Impairment	Restructuring	Extinguishment	2011
	Reported	Charges	Charges (d)	of Debt	Adjusted
Revenues	$13,637	$—	$—	$—	$13,637
OIBDA	3,114	—	43	—	3,157
OIBDA margin (c)	23%				23%

Operating income	2,619	—	43	—	2,662
Interest expense	(435)	—	—	—	(435)
Interest income	6	—	—	—	6
Other items, net	(11)	—	—	—	(11)
Earnings from continuing operations before income taxes	2,179	—	43	—	2,222
Provision for income taxes	(751)	—	(17)	—	(768)
Effective income tax rate	34%				35%

Equity in loss of investee companies, net of tax	(37)	—	—	—	(37)
Net earnings from continuing operations	$1,391	$—	$26	$—	$1,417
Diluted EPS from continuing operations	$2.04	$—	$.04	$—	$2.08
Diluted weighted average number of common shares outstanding	681				681

(a)	Reflects a noncash impairment charge to reduce goodwill at Local Broadcasting in connection with radio station divestitures.
(b)	Restructuring charges at Entertainment, Publishing, Local Broadcasting and Corporate primarily for the reorganization of certain business operations and early contract termination costs.
(c)	OIBDA margin is defined as OIBDA or Adjusted OIBDA divided by revenues.
(d)	Restructuring charges at Entertainment, Publishing and Outdoor Americas primarily associated with the relocation and closure of certain business activities and other exit costs.